#1251390v1 AMENDMENT NUMBER SIXTY-ONE TO SUB-ADMINISTRATION AGREEMENT THIS AMENDMENT NUMBER SIXTY-ONE TO SUB-ADMINISTRATION AGREEMENT (this “Amendment”) is entered into as of the __ day of August, 2024 (“Amendment Effective Date”) by and between Global X Management Company LLC, a Delaware limited liability company (“GXMC”), and SEI Investments Global Funds Services, a Delaware statutory trust (the “Sub-Administrator”). WHEREAS, GXMC serves as investment adviser and administrator to Global X Funds (the “Trust”), an open- end management investment company registered under the Investment Company Act of 1940, as amended; WHEREAS, GXMC and the Sub-Administrator entered into a Sub-Administration Agreement dated as of the 25th day of November, 2008, as amended, pursuant to which the Sub-Administrator agreed to provide certain administrative, accounting and compliance services with respect to the Trust (the “Agreement”); and WHEREAS, GXMC and the Sub-Administrator desire to further amend the Agreement on the terms and subject to the conditions provided herein. NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows: 1. Schedule III (Fees). Schedule III (Fees) of the Agreement is hereby deleted and replaced in its entirety as set forth in the Schedule III (Fees) attached as Attachment 1 hereto. 2. Ratification of Agreement. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and confirmed to be of full force and effect, and shall continue in full force and effect. 3. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Amendment shall be deemed executed by both parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original, scanned or facsimile signatures of each of the parties. 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws or choice of laws rules or principles thereof. IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the day and year first above written. SEI INVESTMENTS GLOBAL FUNDS SERVICES By: ____________________________________ Name: Title: GLOBAL X MANAGEMENT COMPANY LLC By: ___________________________________ Name: Title: Eric Olsen Chief Financial Officer John Alshefski SVP Column A - 2.0 Agreements 1

#1251390v1 ATTACHMENT 1 SCHEDULE III Fees Administration and Accounting Fee: The following fees are due and payable monthly to Sub-Administrator pursuant to Section 8 of the Agreement. GXMC will be charged the greater of the Asset Based Fee or the Annual Minimum Fee, in each case calculated in the manner set forth below. Asset Based Fees: (calculated and assessed monthly in arrears based on the aggregate net assets of the Trust): Trust Assets Basis Points First $40 billion in aggregate net assets of the Trust 2 Next $35 billion in aggregate net assets of the Trust 1.75 Next $25 billion in aggregate net assets of the Trust 1.5 Aggregate net assets of the Trust in excess of $100 billion 1.25 Low-Cost ETFs • For the purposes of this Agreement a Low-Cost ETF shall be defined as the following: A. Any ETF with a total expense ratio of 8 bps or lower AND B. Investing solely in the following: 1. US Equities; 2. Developed Market Equities; and 3. U.S. Treasuries. • For the purposes of this Agreement the following shall be excluded from the definition of low-cost ETF: A. Any fund that contains investments in Emerging Markets; B. Any fund that utilizes derivatives; C. Any fund that achieves its exposure synthetically; and D. Any fund with a CFC. Asset Based Fees: (calculated and assessed monthly in arrears) Type of EFTs Basis Points Low-Cost ETFs 1 Annual Minimum Fee (calculated and paid on a monthly basis): Funds Annual Minimum Fee Up to the first 20 Funds set forth on Schedule I of this Agreement $800,000* $40,000** *Notwithstanding the Annual Minimum Fee set forth herein, in the event that a significant number of Funds liquidate or otherwise cease to be included on Schedule I such that the Trust consists of 12 or less Funds, the Annual Minimum Fee shall be reduced to equal $65,000 per Fund. If the $65,000 per Fund Annual Column A - 2.0 Agreements 2

#1251390v1 Minimum Fee is implemented due to such reduction of the number of Funds included on Schedule I, the Trust, GXMC and the Sub-Administrator shall meet and negotiate in good faith as to mutually agreeable adjustments to this Schedule III (Fees). **The Annual Minimum Fee as applicable to each Fund beyond the first 20 Funds set forth on Schedule I of this Agreement commences upon Live Date of each such Fund. Technology & Professional Services Budget The Technology and Professional Services Budget set forth below shall be applied against the costs associated with technology configuration and customization projects as mutually agreed upon between GXMC and Sub-Administrator. Sub-Administrator shall include a good faith estimate of the cost of each project included within an associated project work order. The Administrator shall calculate the cost based upon the number of professional services hours to complete the project(s) contemplated by such project work order or the pass thru of invoices received from third party service providers, as appropriate. In the event that the fees set forth in all approved project work orders during any Contract Year (as defined below) exceed the Technology & Professional Services Budget, Sub-Administrator shall invoice GXMC for such additional fees using the methodology described herein. Alternatively, in the event that the cumulative fees set forth in all approved project work orders during any year are less than the Technology & Professional Services Budget, no amounts may be carried over into the subsequent Contract Year. The hourly billing rate for the Technology & Professional Services Budget shall be $295 per hour. Contract Year Technology & Professional Services Budget March 1, 2022 – August 31, 2022 $60,000 for the period March 1, 2022 through August 31, 2022. Each 12 month Period beginning September 1st, and ending August 31st 1.5% of fees paid by GXMC to Sub-Administrator for the prior Contract Year. For example, the Technology & Professional Services Budget for the Period beginning September 1, 2022 shall be 1.5% of fees paid by GXMC to Sub-Administrator for the period from September 1, 2021 through August 31, 2022 N-PORT and N-CEN Services Fees: (calculated and payable monthly in addition to Administration Fees) $4,500 per Fund per annum; subject to an annual minimum fee of $180,000 (calculated for each April 1 through March 31 yearly period) for making N-PORT and N-CEN Services available to the Trust; provided however that from and after September 1, 2022, the N-PORT and N-CEN Services Fees shall be reduced to equal $4,250 per Fund per annum (calculated and payable monthly). Outsourced Global Shareholder Disclosure Services Fees: (calculated and payable monthly in addition to Administration Fees) • Global Shareholder Monitoring and Disclosing (Initial coverage of 20 jurisdictions across all GXMC Funds for Global Shareholder and Takeover Panel Monitoring and Disclosures with capacity to scale to over 100 jurisdictions) o $5,000 per jurisdiction for 1-30 jurisdictions o $4,000 per jurisdiction for 31-60 jurisdictions o $3,000 per jurisdiction over 60 jurisdictions Column A - 2.0 Agreements 3

#1251390v1 • Takeover Panel Monitoring and Disclosing o Included in fees listed above Optional Add-on Services • Sensitive industries o $2,500 per jurisdiction • Exchange Limits o $1.250 per exchange • Shares Outstanding Service o TBD • Implementation fee o TBD Tailored Shareholder Reporting: Implementation Fee • $500 one-time fee per Fund Annual Fee: Funds Fee First 30 Funds $3,000 per Fund per annum Next 30 Funds $2,500 per Fund per annum In excess of 60 Funds $2,000 per Fund per annum Out of Pocket Expenses: All reasonable out of pocket expenses (i.e., blue sky fees, fulfilment charges, pricing service fees, postage, registration fees, facsimile and telephone charges) incurred by the Sub-Administrator on behalf of the Trust will be billed to GXMC quarterly in arrears. Change of Terms: This schedule is based upon regulatory requirements and the Trust’s requirements as set forth in its Trust Materials as of the Effective Date, as well as existing business partners, including without limitation, Brown Brothers Harriman & Co. or Bank of New York, as applicable, as the Trust’s custodian and transfer agent. Any material change to any of the foregoing, including but not limited to, a material change in the Trust’s custodian and transfer agent, assets or the investment objective of a Fund will constitute a material change to this Agreement. If such a change occurs, the Sub-Administrator agrees to review the change with representatives of the Trust and GXMC and provide information concerning the feasibility of implementing any additional, different or enhanced services and associated costs resulting from such change. The parties shall then in good faith agree to mutually agreeable terms applicable to such additional, different or enhanced service. Additionally, Sub-Administrator agrees to negotiate in good faith with respect to the fees payable in connection with specific Fund opportunities which may include Funds with multi-billion dollar initial asset funding and reduced fee rates payable to GXMC. Column A - 2.0 Agreements 4